Exhibit 5.10

Alexco Resource Corp.

TO:

Alexco Resource Corp.

British Columbia Securities Commission

Ontario Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

Manitoba Securities Commission

United States Securities and Exchange Commission

Toronto Stock Exchange

Re:	Alexco Resource Corp. (the "Company") Consent of Expert

Reference is made to the technical report entitled "NI 43-101 Technical Report, Prefeasibility Study of the Keno Hill Silver District Project, Yukon Territory, Canada" with an effective date of March 28, 2019, as amended and issued on February 13, 2020 (the "Report").

In connection with the Company's Short Form Base Shelf (Preliminary) Prospectus dated October 16, 2020 and all documents incorporated by reference therein (collectively, the "Prospectus") and the Company's Registration Statement on Form F-10 dated October 16, 2020 and any amendments thereto, including any post-effective amendments (collectively, the "Registration Statement"), I, Alan McOnie, FAusIMM, Vice President, Exploration of the Company:

1.	consent to the use of my name and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement;

2.	consent to use of my name and the information represented in the Prospectus and Registration Statement having been prepared by or under my supervision; and

3.	confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are (a) derived from the Report or that are within my knowledge as a result of the services performed by me in connection with the Report or (b) represented in the Prospectus and the Registration Statement as having been prepared by me or under my supervision or within my knowledge as a result of the services performed by me in connection with such information.

Yours truly,

/s/ Alan McOnie
Alan McOnie, FAusIMM, Vice President, Exploration